EXHIBIT 99.1

NEWS COPY INFORMATION CONTACT:
 Dee Johnson
FOR IMMEDIATE RELEASE (314) 719-1869

VIASYSTEMS ANNOUNCES STRONG ADJUSTED EBITDA PERFORMANCE IN PRELIMINARY FOURTH QUARTER 2009 RESULTS

ST. LOUIS, February 3, 2010 – Viasystems Group, Inc. today announced preliminary consolidated financial results for the fourth quarter ended December 31, 2009.  Viasystems, a leading provider of complex multi-layer printed circuit boards and electro-mechanical solutions, expects to become publicly traded on the NASDAQ market in the coming weeks, pending its successful merger with Merix Corporation (NASDAQ:MERX).

Fourth-Quarter Highlights, Preliminary

•	Net sales of $131.4 million represents sequential sales growth of 8.5%.
•	Gross margins, excluding depreciation, improved 180 basis points sequentially, to 22.5%.
•	Adjusted EBITDA increased to $18.6 million, and Adjusted EBITDA margin increased 140 basis points over the prior quarter to 14.2% of net sales.
•	Unrestricted cash on hand at December 31, 2009 was $109.0 million.
•	The Company announced its proposed merger with Merix Corporation.

 “Viasystems, like Merix and the rest of our industry, experienced broad-based improvement in sales and bookings,” said David Sindelar, CEO of Viasystems, “and our strong Adjusted EBITDA performance in the fourth quarter is evidence of our successful efforts to align our cost structure with demand.

“Upon the successful completion of the merger with Merix,” Mr. Sindelar continued, “Viasystems will list its shares on the NASDAQ.  Although a group of current Viasystems shareholders will own a majority of the combined company, we expect that we will adopt all the governance and reporting standards applicable to widely held public companies under the NASDAQ Listing Standards, including maintaining a board of directors composed of a majority of independent directors and the establishment of independent audit, compensation and nominating committees.”

Viasystems expects to publish its fourth quarter and full-year 2009 financial results and hold an investor conference call and webcast later this quarter.

Use of Non-GAAP Financial Measure

In addition to our condensed consolidated financial statements presented in accordance with U.S. GAAP, management uses certain non-GAAP financial measures, including “Adjusted EBITDA.”  Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance.  Adjusted EBITDA is presented to enhance an understanding of our operating results and is not intended to represent cash flows or results of operations.  Our owners and management use Adjusted EBITDA as an additional measure of operating performance for matters including executive compensation and competitor comparisons.  The use of this non-GAAP measure provides an indication of our ability to service debt, and we consider it an appropriate measure to use because of our highly leveraged position.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization.  In addition, Adjusted EBITDA may differ from the Adjusted EBITDA calculation of other companies in our industry, limiting its usefulness as a comparative measure.

We use Adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain items that we believe are not indicative of our ongoing operating results or will not impact future operating cash flows (i.e., restructuring and impairment charges and stock compensation).

Preliminary fourth-quarter Adjusted EBITDA of $18.6 million is reconciled to preliminary operating income of $2.5 million by adding back to operating income the following amounts: depreciation and amortization of $12.7 million, restructuring and impairment charges of $1.4 million, non-cash stock compensation expense of $0.2 million, and costs related to the merger of $1.8 million.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the Form S-4 filed by Viasystems with the SEC on December 29, 2009, and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Viasystems and Merix have filed relevant materials with the SEC.  Viasystems has filed, and the SEC has declared effective, a Registration Statement on Form S-4 that includes a proxy statement of Merix and which also constitutes a prospectus of Viasystems.  Merix has mailed the proxy statement/prospectus to its shareholders of record.  Investors are urged to read the definitive proxy statement/prospectus regarding the proposed transaction because it contains important information. The definitive proxy statement/prospectus and other documents that have or will be filed by Viasystems and Merix with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Merix Corporation, 15725 SW Greystone Court, Suite 200, Beaverton Oregon 97006, Attention: Investor Relations, or by directing a request to Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105, Attention: Investor Relations.

Participants in Solicitation

Viasystems, Merix, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Merix is set forth in Merix’ definitive proxy statement, which was filed with the SEC on August 26, 2009.  Information about the directors and executive officers of Viasystems is set forth in the Form S-4 filed by Viasystems Group, Inc., which was filed with the SEC on December 29, 2009.  Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement/prospectus Merix filed with the SEC on January 4, 2010.

About Viasystems

Viasystems is a worldwide provider of complex multi-layer, rigid printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 10,000 employees in North America and Asia serve more than 125 customers in the automotive, telecommunications, computer and data communications, and industrial and instrumentation markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.